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                                                                     EXHIBIT 2.3

CLAUDE F. BAILEY
Davidson, Bailey & Medeiros
1280 Seafirst Financial Center
601 West Riverside
Spokane, Washington 99201
(509) 624-4600

Attorney for Wespac Investors Trust III

                     IN THE UNITED STATES BANKRUPTCY COURT

                 IN AND FOR THE EASTERN DISTRICT OF WASHINGTON

In re:                               )
                                     )       NO. 94-00228-K11
WESPAC INVESTORS TRUST III,          )
                                     )            Chapter 11
             Debtor.                 )
-------------------------------------

                    ORDER CONFIRMING PLAN OF REORGANIZATION

         The Plan of Reorganization (As Modified) under Chapter 11 of the Bankruptcy Code filed by Wespac Investors Trust III ("Wespac") on April 10, 1996 ("Plan"); and

         It having been determined after hearing on notice that:

         1. The Plan has been accepted by the creditors and equity security holders whose acceptance is required by law; and

         2. The provisions of Chapter 11 have been complied with; the Plan has been proposed in good faith and not by any means forbidden by law; and

         3. The Plan has been accepted by at least one class of creditors whose claims are impaired, not including acceptance by insiders, to the extent that there are classes of claims impaired by the Plan; and





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         4.      With respect to each impaired class of claims or interests (i)
each holder of a claim or interest of such class has accepted the Plan or will received or retain under the Plan property of value, as of the effective date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtor were liquidated under Chapter 7 of this Title on such date, or (ii) the Plan does not discriminate unfairly, and is fair and equitable with respect to each class of claims or interests that is impaired under, and has not accepted the Plan; and

         5. With respect to each class of claims, as described in 11 USC 1123(a)(1), or interests: (i) such class has accepted the Plan or is not impaired under the Plan, (ii) the Plan does not discriminate unfairly, and is fair and equitable with respect to each class of claims or interests that is impaired under, and has not accepted the Plan; and

         6. All payments made or promised by the Debtor for services or for costs and expenses in, or in connection with, the Plan and incident to the case, have ben fully disclosed to the Court and are reasonable or, if to be fixed after confirmation of the Plan, will be subject to approval of the Court; and

         7. The identity, qualifications, and affiliations of the persons who are to be the trustees and managing agents of the Debtor after confirmation of the Plan have been fully disclosed,





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and the appointment of such persons and their continuance therein, is equitable, and consistent with the interests of the creditors and equity security holders and the reorganized Debtor shall have full authority to employ said individuals pursuant to Section 5 of the Debtor's Plan; and

         8. The reorganized Debtor shall have full authority to cancel all issued and outstanding shares of Wespac and to reissue new common stock as provided for by Section 4.6(a) of the Plan; and

         9. Confirmation of the plan is not likely to be followed by liquidation not provided for by the Plan, or the need for further financial reorganization of the Debtors; and

         10. The Chapter 11 case shall be deemed to be substantially consummated pursuant to 11 U.S.C.1101(2) upon conclusion of all adversary and contested matters, but in no event until sixty (60) days following the effective date of the Plan. Upon substantial consummation, Wespac shall certify the same to the Court, and seek entry of a Final Decree closing this case; and

         11. The effective date shall be June 14, 1996.

         IT IS HEREBY ORDERED that the Plan Of Reorganization (As Modified) filed by the Debtor in Possession on April 10, 1996, as modified herein, be and hereby is confirmed.





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         DATED this 15th day of May 1996.


                                        /s/ JOHN M. KLOBUCHER
                                        ------------------------------
                                        HONORABLE JOHN M. KLOBUCHER
                                        United States Bankruptcy Judge

Presented by:

DAVIDSON, BAILEY & MEDEIROS

/s/ CLAUDE F. BAILEY
-----------------------------
Claude Bailey
Attorney for Wespac Investors
 Trust III





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